Exhibit 99.1

NEWS RELEASE

Olympic Steel Reports First-Quarter 2025 Results

Diversification strategy and commitment to operational disciplines continue to deliver solid results

Company’s flat-rolled shipping levels up 24% and 6% versus fourth quarter and first quarter of 2024, respectively

Olympic Steel is well-positioned to support increased manufacturing in the U.S.

CLEVELAND — (May 1, 2025) — Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended March 31, 2025.

Net income for the first quarter totaled $2.5 million, or $0.21 per diluted share, compared with net income of $8.7 million, or $0.75 per diluted share, in the first quarter of 2024. There was no LIFO income or expense in the first quarter of 2025, compared with $0.4 million of LIFO expense in the first quarter of 2024. EBITDA for the first quarter of 2025 was $16.1 million, compared with $23.3 million earned in the first quarter of 2024.

The company reported sales for the first quarter of 2025 totaling $493 million, compared with $527 million in the first quarter of 2024.

“Olympic Steel had a strong shipping start to the year and delivered positive EBITDA in all three business segments in a challenging macro-economic environment for the steel industry,” said Richard T. Marabito, Chief Executive Officer. “Our flat-rolled shipping volumes were up 24% sequentially from the fourth quarter of 2024 and up 6% over the first quarter of the prior year, their highest levels since the third quarter of 2021, which was the height of the post-COVID pricing and demand market. In addition, our working capital management drove strong operating cash flow, which enabled us to reduce our debt by $37 million from year-end levels.”

Marabito continued, “Our results continue to reflect the successful execution of our diversification strategy, focus on higher-margin opportunities, commitment to operational disciplines and overall resilience of the Olympic Steel team. Our latest acquisition, MetalWorks, completed at the end of 2024, is off to an excellent start and as expected has been immediately accretive. Furthermore, our previously announced capital investments remain on track and will help enhance throughput, safety and productivity as they become operational in the upcoming quarters. Last week, we announced the five-year extension of our $625 million asset-based revolving credit facility, which continues to provide flexible, low-cost capital to fund our continued growth, both organically and through acquisition.”

“We are well-positioned to support increased manufacturing in the U.S. Over 90% of our metals supply and almost all our sales are domestically based. Our fabrication capabilities provide an excellent solution for OEMs looking to outsource or expand their first stages of manufacturing in the U.S.”

“Looking ahead, we will continue to focus on what we can control. While macro forces are likely to have impacts that reverberate throughout the economy, we believe the strategies we have in place will enable us to drive profitability and growth, while delivering value for shareholders,” Marabito concluded.

The Board of Directors approved a regular quarterly cash dividend of $0.16 per share, which is payable on June 16, 2025, to shareholders of record on June 2, 2025. The company has paid regular dividends dating back to 2006.

The table that follows provides a reconciliation of non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three Months Ended
	March 31
	2025	2024

Net income per diluted share (GAAP)	$0.21	$0.75

Excluding the following items
LIFO expense	-	0.03
Adjusted net income per diluted share (non-GAAP)	$0.21	$0.77

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended
	3/31/2025	3/31/2024

Net income (GAAP):	$2,509	$8,697
Excluding the following items
Other loss, net	21	19
Interest and other expense on debt	4,182	4,010
Income tax provision	1,081	3,212
Depreciation and amortization	8,297	7,334

Earnings before interest, taxes, depreciation and amortization (EBITDA)	16,090	23,272

LIFO expense	-	400
Adjusted EBITDA (non-GAAP)	$16,090	$23,672

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122

Conference Call and Webcast

A simulcast of Olympic Steel's 2025 first-quarter earnings conference call can be accessed via the Investor Relations section of the Company's website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on May 2, 2025, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," and "continue," as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the levels of imported steel in the United States, imposed tariffs and duties on imported and exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry, including retaliatory actions by other countries; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; risks of volatile metals prices and inventory devaluation; rising interest rates and their impacts on our variable interest rate debt; supplier consolidation or addition of new capacity; risks associated with economic sanctions, and current global conflicts, or additional war, military conflict, or hostilities could adversely affect global metals supply and pricing; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions and legislation passed under the current administration; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or customers' personnel; our ability to successfully integrate recent acquisitions, including Central Tube and Bar, or CTB, Metal-Fab, Inc., or Metal-Fab and Metal Works, LLC, or MetalWorks, into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; risks associated with the infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; cyclicality and volatility within the metals industry; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to generate free cash flow through operations and repay debt; the impacts of union organizing activities and the success of union contract renewals; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to sell shares of our common stock under the at-the-market equity program; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management's view of the Company's performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors' understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel (NASDAQ: ZEUS) is a leading U.S. metals service center focused on the direct sale and value-added processing of carbon and coated sheet, plate, and coil steel products; stainless steel sheet, plate, bar and coil; aluminum sheet, plate and coil; pipe, tube, bar, valves and fittings; tin plate and metal-intensive end-use products, including water treatment systems; stainless steel bollards; commercial, residential and industrial venting and air filtration systems; Wright® brand self-dumping hoppers; metal canopy components; and EZ-Dumper® dump inserts. Headquartered in Cleveland, Ohio, Olympic Steel operates from 54 facilities.

For additional information, please visit the Company's website at www.olysteel.com.

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122

Olympic Steel, Inc.

Consolidated Statements of Net Income

(in thousands, except per-share data)

	Three Months Ended
	March 31,
	2025	2024

Net sales	$492,941	$526,642

Costs and expenses
Cost of materials sold (excludes items shown separately below)	374,500	407,538
Warehouse and processing	34,619	32,893
Administrative and general	31,374	30,152
Distribution	18,932	16,758
Selling	12,477	11,536
Occupancy	4,949	4,493
Depreciation	6,482	6,006
Amortization	1,815	1,328
Total costs and expenses	485,148	510,704
Operating income	7,793	15,938
Other loss, net	21	19
Income before interest and income taxes	7,772	15,919
Interest and other expense on debt	4,182	4,010
Income before income taxes	3,590	11,909
Income tax provision	1,081	3,212
Net income	$2,509	$8,697

Earnings per share:
Net income per share - basic	$0.21	$0.75
Weighted average shares outstanding - basic	11,730	11,663
Net income per share - diluted	$0.21	$0.75
Weighted average shares outstanding - diluted	11,755	11,663

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122

Olympic Steel, Inc.

Balance Sheets

(in thousands)

	As of March 31, 2025	As of December 31, 2024
Assets
Cash and cash equivalents	$13,262	$11,912
Accounts receivable, net	212,547	166,149
Inventories, net (includes LIFO reserves of $6,341 as of March 31, 2025 and December 31, 2024)	360,148	390,626
Prepaid expenses and other	9,633	11,904
Total current assets	595,590	580,591

Property and equipment, at cost	527,925	519,702
Accumulated depreciation	(321,967)	(315,866)
Net property and equipment	205,958	203,836

Goodwill	83,818	83,818
Intangible assets, net	116,519	118,111
Other long-term assets	20,752	21,204
Right of use asset, net	42,085	36,936
Total assets	$1,064,722	$1,044,496

Liabilities
Accounts payable	$140,140	$80,743
Accrued payroll	15,614	24,184
Other accrued liabilities	26,273	21,846
Current portion of lease liabilities	6,458	5,865
Total current liabilities	188,485	132,638

Credit facility revolver	235,360	272,456
Other long-term liabilities	20,601	22,484
Deferred income taxes	9,481	11,049
Lease liabilities	36,610	31,945
Total liabilities	490,537	470,572

Shareholders' Equity
Preferred stock	-	-
Common stock	138,286	138,538
Accumulated other comprehensive loss	(20)	190
Retained earnings	435,919	435,196
Total shareholders' equity	574,185	573,924
Total liabilities and shareholders' equity	$1,064,722	$1,044,496

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122

Olympic Steel, Inc.

Segment Financial Information

(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three Months Ended March 31,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2025	2024	2025	2024	2025	2024
Tons sold [1]	232,827	219,675	31,679	29,903	N/A	N/A

Net sales	$286,240	$300,975	$129,538	$129,534	$77,163	$96,133
Average selling price per ton	1,229	1,370	4,089	4,332	N/A	N/A
Cost of materials sold	215,339	235,615	108,800	107,590	50,361	64,333
Gross profit	70,901	65,360	20,738	21,944	26,802	31,800
Operating expenses	65,076	56,703	18,108	18,013	22,657	24,173
Operating income	5,825	8,657	2,630	3,931	4,145	7,627

Depreciation and amortization	5,090	4,081	953	988	2,237	2,248
LIFO (income) / expense	-	-	-	-	-	400

[1] The Company does not report tons sold for McCullough Industries, EZ-Dumper, Metal-Fab, or MetalWorks in the Carbon Flat Products  Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or for the entire Tubular and Pipe Products Segment.

	As of March 31, 2025	As of December 31, 2024
Assets
Flat-products	$710,454	$695,881
Tubular and pipe products	353,189	347,468
Corporate	1,079	1,147
Total assets	$1,064,722	$1,044,496

Other Information

(in thousands, except per-share and ratio data)

	As of March 31, 2025	As of December 31, 2024
Shareholders' equity per share	$51.44	$51.54

Debt to equity ratio	0.41 to 1	0.47 to 1

	Three Months Ended March 31,
	2025	2024

Net cash from (used for) operating activities	$49,418	$(2,608)

Cash dividends per share	$0.16	$0.15

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH 44122